UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2015

FARMLAND PARTNERS INC.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-36405 (Commission File Number)	46-3769850 (IRS Employer Identification No.)

4600 S. Syracuse Street, Suite 1450 Denver, Colorado (Address of principal executive offices)	80237 (Zip Code)

Registrant’s telephone number, including area code: (720) 452-3100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.             Entry into a Material Definitive Agreement.

On July 15, 2015, Farmland Partners Inc. (the “Company”) and Farmland Partners Operating Partnership, LP (the “Operating Partnership”) entered into an underwriting agreement (the “Underwriting Agreement”) with Robert W. Baird & Co., Incorporated and Stifel, Nicolaus & Company, Incorporated as representatives of the several underwriters named in Schedule A annexed thereto (the “Underwriters”). Pursuant to the terms and conditions of the Underwriting Agreement, the Company agreed to sell 3,000,000 shares of its common stock, $0.01 par value per share, at a public offering price of $11.00 per share. Pursuant to the terms of the Underwriting Agreement, the Company granted the Underwriters a 30-day option to purchase up to an additional 450,000 shares of common stock. The common stock was offered and sold pursuant to a prospectus supplement, dated July 15, 2015, and a base prospectus, dated May 14, 2015, relating to the Company’s effective shelf registration statement on Form S-3 (File No. 333-203798). A copy of the Underwriting Agreement is filed herewith as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. The summary set forth above is qualified in its entirety by reference to Exhibit 1.1.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
1.1

Underwriting Agreement, dated July 15, 2015, by and among Farmland Partners Inc., Farmland Partners Operating Partnership, LP, Robert W. Baird & Co., Incorporated and Stifel, Nicolaus & Company, Incorporated, as representatives of the several underwriters named in Schedule A annexed thereto.

5.1	Opinion of Morrison & Foerster LLP regarding the legality of shares.
23.1	Consent of Morrison & Foerster LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FARMLAND PARTNERS INC.

Dated: July 21, 2015	By:	/s/ Luca Fabbri
Luca Fabbri
Chief Financial Officer, Secretary and Treasurer

Exhibit Index

Exhibit No.	Description
1.1

Underwriting Agreement, dated July 15, 2015, by and among Farmland Partners Inc., Farmland Partners Operating Partnership, LP, Robert W. Baird & Co., Incorporated and Stifel, Nicolaus & Company, Incorporated, as representatives of the several underwriters named in Schedule A annexed thereto.

5.1	Opinion of Morrison & Foerster LLP regarding the legality of shares.
23.1	Consent of Morrison & Foerster LLP (included in Exhibit 5.1).